UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2016

Cosmos Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 536-3102

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On November 17, 2016, Cosmos Holdings, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “SPA”) for the purchase of all the outstanding capital stock of Decahedron, Ltd. (“Decahedron”). On November 22, 2016, the Company filed a Current Report on Form 8-K (the “Original Report”) announcing the entry into the SPA. On February 14, 2017, the Company filed a Current Report on Form 8-K (“Amendment No.1”), announcing among other things, the execution and delivery of Amendment No. 1 to the SPA and the closing of the transactions contemplated by the SPA. The Company is filing this Amendment No. 2 to the Original Report and Amendment No. 1 in order to provide the audited financial statements of Decahedron and pro forma information required by Item 9.01 of Form 8-K with respect to the acquisition of Decahedron. All other information set forth in the Original Report and Amendment No. 1 remains unchanged.

Item 9.01.  Financial Statements and Exhibits

(a) Financial statements of business acquired.

The audited consolidated financial statements of Decahedron as of December 31, 2016 and 2015 and for the years ended December 31, 2016 and 2015 and related notes, are filed as Exhibit 99.1 to this report and are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined balance sheet of the Company as of December 31, 2016 and the unaudited pro forma condensed combined statement of operations of the Company for the fiscal year ended December 31, 2016 showing the pro forma effects of the Company’s acquisition of Decahedron, and related notes, are filed as Exhibit 99.2 to this report and are incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description

99.1	Audited financial statements for Decahedron, Ltd. as of December 31, 2016 and 2015 and for the fiscal years ended December 31, 2016 and 2015.

99.2	Cosmos Holdings, Inc. unaudited pro forma condensed consolidated financial information.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HOLDINGS INC.

Date: April 24, 2017	By:	/s/ Grigorios Siokas
Grigorios Siokas
Chief Executive Officer

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